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                                                                       Exhibit A

              AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13G

The undersigned hereby agree as follows:

     (i) Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

     (ii) Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: February 11, 2003



FRONTENAC VII LIMITED                     FRONTENAC COMPANY VII, L.L.C.
PARTNERSHIP

BY: Frontenac Company VII, L.L.C.,        BY:__________________________________,
    its general partner                      a member
BY: ______________________________,
       a member


/s/ James E. Crawford III                 /s/ Paul D. Carbery
----------------------------------        --------------------------------------
James E. Crawford III                     Paul D. Carbery

/s/ James E. Cowie                        /s/ Rodney L. Goldstein
----------------------------------        --------------------------------------
James E. Cowie                            Rodney L. Goldstein

/s/ Martin J. Koldyke                     /s/ M. Laird Koldyke
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Martin J. Koldyke                         M. Laird Koldyke

/s/ Laura P. Pearl                        /s/ Jeremy H. Silverman
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Laura P. Pearl                            Jeremy H. Silverman